Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Comtex News Network, Inc.

We consent to the incorporation by reference in the registration statements (Nos. 333-103217, 333-102297, 333-62716, 333-96265, 333-42395, and 333-37057) on Form S-8 of Comtex News Network, Inc. of our report dated September 24, 2007 relating to our audit of the financial statements for the year ended June 30, 2007, which appears in this Annual Report on Form 10-KSB of Comtex News Network, Inc. for the year ended June 30, 2008.

/s/ GOLDSTEIN GOLUB KESSLER LLP
New York, New York

September 29, 2008